UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2010

PURE BIOFUELS CORPORATION

((Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Shadow Trace Circle
Houston, TX	77082-5637
Address of principal executive offices	Zip Code

1-281-540-9317
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2010, Mr. Patrick Orlando, age 37, was elected a Director.  He is a Senior Consultant at P.O. Consulting. Mr. Orlando served as Chief Technical Officer of Pure Biofuels from 2006-2007. From 1998-2003, Mr. Orlando was a Director at Deutsche Bank where he ran the emerging market debt derivatives market making. From 1995 to 1998, Mr. Orlando worked at JP Morgan in the G10 swaps and structured product areas as well as in emerging markets debt derivatives market making, marketing, and structuring. Mr. Orlando was educated at the Massachusetts Institute of Technology (MIT) and the Alfred P. Sloan School of Management.  Mr. Orlando and the Company are currently discussing whether Mr. Orlando will also provide consulting services to the Company but no final decision has been made on that issue.

The Board also approved the following compensation program for independent directors: $60,000 per year in cash compensation and $50,000 per year in stock warrants (granted annually with a quarterly accrual) for the current independent directors (any Plainfield Asset Management (“Plainfield”) employee shall not be eligible for the above described compensation per Plainfield’s internal regulations). Fees have been accruing since the current independent directors joined the Board and will be payable as of that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PURE BIOFUELS CORP.

Date: April 23, 2010	By:	/s/ Carlos Alberto Pinto
Carlos Alberto Pinto
Chief Executive Officer and Director